Exhibit 10.2

MODIFICATION OF PROMISSORY NOTE

THIS MODIFICATION OF PROMISSORY NOTE (the "Agreement") is entered into this 10th  day of September, 2010 by and between  Whitestone REIT Operating Company IV LLC, a Texas limited liability company, f/k/a HCP REIT Operating Company IV LLC, a Texas limited liability company ("Borrower"), having its principal place of business at 2600 South Gessner, Suite 500, Houston, Texas  77063, and MidFirst Bank, a federally chartered savings association (“Lender”), at the following address: MidFirst Plaza, P.O. Box 26750, Oklahoma City, Oklahoma 73126.

W I T N E S S E T H:

WHEREAS, Borrower executed a Promissory Note (the "Note") dated March 1, 2007 in favor of Lender in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) (the “Loan”) secured by, among other things, a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated March 1, 2007 made by Borrower in favor of Lender (the “Deed of Trust”) encumbering certain real property and improvements located at Windsor Park Centre, 8510-8680 Fourwinds Drive, Windcrest, Bexar County, Texas (the “Property”), and

WHEREAS, Borrower and Lender desire to amend certain terms and provisions of the Note as provided herein.

NOW, THEREFORE, for One and No/100 Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.	Paragraph A on page 1 of the Note is hereby deleted and replaced with the following:

“A.
A constant payment of $61,773.43 (based upon a twenty-five (25) year amortization schedule assuming a 360 day year consisting of 12 months of 30 days each) on the first day of October, 2010 and on the first day of each calendar month thereafter up to and including the first day of February, 2014; and”

2.           The second sentence in Section 4 of the Note is hereby deleted and replaced with the following:

“The term “Security Instrument” as used in the Note shall mean collectively (i) the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing made by Borrower in favor of Lender dated March 1, 2007 and recorded on March 5, 2007 in Book 12731, Page 2009 in the Bexar County, Texas Real Property Records Office, (ii) a Modification of Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by Borrower and Lender and dated contemporaneously herewith to be recorded in the Bexar County, Texas Real Property Records Office, (iii) the Second Lien Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing – Brookhill Property made by Borrower in favor of Lender and dated contemporaneously herewith to be recorded in the Harris County, Texas Real Property Records Office, and (iv) the Second Lien Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing – Zeta Property made by Borrower in favor of Lender and dated contemporaneously herewith to be recorded in the Harris County, Texas Real Property Records Office which secures the Debt.”

3.           The first sentence in Section 5(a) is hereby deleted and replaced as follows:

“Optional prepayments shall not be permitted except as specifically provided in this Section 5, and Lender may refuse to accept any prepayment that does not comply with this Section.  Prepayments of principal may be made in full, but not in part (except in the event of casualty loss or condemnation as described below), on any installment payment due date described in paragraph A on the first page of this Note, with advance written notice to Lender not later than 30 days prior to such prepayment stating that Borrower intends to prepay both this Note and the Additional Loan Note (hereinafter defined) in full on the date specified in such notice.”

4.           Add the following paragraph to the end of Section 5 (a) as follows:

“Notwithstanding anything to the contrary contained herein, no prepayment shall be permitted hereunder unless and until Borrower simultaneously exercises its right to prepay in full all unpaid principal and interest, including any prepayment consideration, as set forth in the Additional Loan Note.”

5.           Section 6 of the Note is hereby deleted and replaced as follows:

“6.           Default.     An "Event of Default" shall occur if:

(a)           Borrower fails to make the full and punctual payment of any amount payable hereunder or under the Security Instrument or Other Security Documents as and when the same becomes due and payable;

(b)           Borrower fails to pay the entire outstanding principal balance hereunder, together with all accrued and unpaid interest, on the date when due, whether on the Maturity Date, upon acceleration or prepayment or otherwise;

(c)           an Event of Default (as defined in the Security Instrument or any of the Other Security Documents) has occurred under the Security Instrument and/or Other Security Documents; or

(d)           an Other Event of Default under any of the Additional Loan Documents, as such terms are defined in Section 20 hereof.”

6.           Add an additional Section 20 to the Note as follows:

“20.           Cross-Collateralization and Cross-Default.

Contemporaneously herewith, Lender has made a mortgage loan to Borrower (the “Additional Loan”) evidenced by a Promissory Note dated September ___, 2010 in the amount of $1,500,000.00 made by Borrower in favor of Lender (the “Additional Loan Note”).  The Additional Loan Note is secured in part by (i) the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing-Brookhill Property made by Borrower in favor of Lender and dated contemporaneously herewith to be recorded in the Harris County, Texas Real Property Records Office, (ii) the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing – Zeta Property made by Borrower in favor of Lender and dated contemporaneously herewith to be recorded in the Harris County, Texas Real Property Records Office, and (iii) the Second Lien Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing – Windsor Park Property made by

Borrower in favor of Lender and dated contemporaneously herewith to be recorded in the Bexar County, Texas Real Property Records Office (collectively the “Additional Loan Deed of Trust”).

The Additional Loan Note, Additional Loan Deed of Trust, assignment of leases and rents, guaranties, indemnities and all other loan and security documents, instruments and agreements related to , evidencing or securing the Additional Loan are herein referred to as the “Additional Loan Documents”.  The debt and obligations of the Borrower under the Additional Loan Documents shall be herein referred to as the “Other Debt”.  Borrower and Lender intend that the Loan and the Additional Loan be cross-collateralized and cross-defaulted as hereinafter described:

(a)
In addition to securing the payment of all sums due under the Note, the Security Instrument and the Other Security Documents specifically related to the Loan also secure the payment of the Other Debt and the performance of the Additional Loan Documents; provided, however, that any owner and holder of all or any part of the Other Debt may not enforce such cross-collateralization unless such owner and holder is the same person or entity which is the owner and holder of the Note, the Security Instrument and the Other Security Documents related to the Loan; and

(b)
Any Event of Default under any of the Additional Loan Documents (an "Other Event of Default") shall also constitute an Event of Default under the Security Instrument and the Note; provided, however, that any Event of Default under the Security Instrument or the Note may not be declared based solely upon the occurrence of any Other Event of Default unless the owner and holder of the Note, the Security Instrument and the Other Security Documents is also the owner and holder of the Additional Loan Documents.

The limits upon the enforceability of the cross-collateralization and cross-default provisions contained in the foregoing paragraphs (a) and (b) shall not be deemed to terminate such cross-collateralization and cross-default provision, which shall continue until Lender, in its sole discretion, and without the necessity of any consent by Borrower, has specifically released or waived the same in writing.  Lender shall not be obligated to record a release or satisfaction of the Security Instrument until all of the sums due under the Note and the Other Debt have been paid in full.

Lender shall be permitted to unilaterally terminate the aforesaid cross-collateralization and cross-default provisions with respect to the Additional Loan and the Mortgaged Property as defined in the Additional Loan Deed of Trust.  By its execution of this Agreement, Borrower hereby consents to and authorizes Lender, without any further consent or authorization by Borrower, to unilaterally execute and file of record with the Harris County, Texas Clerk=s Office and/or the Bexar County Texas Clerk’s Office (or any other applicable recording office) any document effectuating said termination.”

7.           No Release or Novation.  This Agreement constitutes a modification of the Note and is not intended to and shall not extinguish any of the Deb, indebtedness or obligations of Borrower under the Note, the Deed of Trust or any other document or instrument executed and delivered in connection therewith in such a manner as would constitute a release or novation of the original Debt, indebtedness or obligations of Borrower under the Note, the Deed of Trust or any of such other documents or instruments, nor shall this Agreement affect or impair the priority of any liens created thereby, it being the intention of the parties hereto to preserve all liens and security interests securing payment of the Note, which liens and security interests are acknowledged by

Borrower to be valid and subsisting against the Property and any other security or collateral for the Debt, indebtedness and obligations of Borrower.

8.           Continuing Effect.  All terms and provisions of the Note will continue to be fully effective, except to the extent that the Note is modified by this Agreement.

9.           Amendments.  This Agreement may not be modified, altered, amended, changed, waived or terminated, except pursuant to a writing signed by the party to be charged therewith.

10.           Entire Agreement.  This writing contains the entire agreement of the parties hereto, and no agreements, promises, covenants, representations or warranties have been made or relied upon by any of them other than those that are expressly herein set forth.

11.           Captions.  All section headings used herein are included for convenience of reference purposes only and shall be accorded no consideration in the interpretation of the provisions, terms and conditions hereof.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS HEREOF, and intending to be legally bound hereby, this document was executed on the date first above written.

BORROWER

Whitestone REIT Operating Company IV LLC,
a Texas limited liability company

By:           Whitestone REIT Operating Partnership, L.P.,
a Delaware limited partnership,
its Sole Member/Manager

By:      Whitestone REIT,
a Maryland real estate investment trust,
its sole General Partner

By: _______________________________
Name:   John J. Dee
Title:     Executive Vice President

ACKNOWLEDGMENT

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on September 10, 2010, by John J. Dee, as Executive Vice President of Whitestone REIT, a Maryland real estate investment trust, the sole General Partner of Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership, the Sole Member/Manager of Whitestone REIT Operating Company IV LLC, on behalf of said limited liability company.

(SEAL)   ______________________________________
Notary Public in and for the State of Texas

My Commission Expires:                                                     Print Name of Notary:
______________________                                              _____________________________________

LENDER

MidFirst Bank,
a federally chartered savings association

By:  _________________________
Name:  _______________________
Title:  ________________________

ACKNOWLEDGMENT

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on September 10, 2010, by ______________________, as ___________________ of MidFirst Bank, a federally chartered savings association, on behalf of said savings association.

(SEAL)   ______________________________________
Notary Public in and for the State of _______________

My Commission Expires:                                                     Print Name of Notary:
______________________                                              _____________________________________